                                    BY-LAWS

                                      OF

                        GAMETECH INTERNATIONAL, INC.

                                    BY-LAWS
                                      OF
                        GAMETECH INTERNATIONAL, INC.


                             TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
ARTICLE I  MEETINGS OF STOCKHOLDERS..............................   1

Section 1.1  Place of Meetings...................................   1
Section 1.2  Annual Meetings.....................................   1
Section 1.3  Special Meetings....................................   1
Section 1.4  Notice of Meetings..................................   1
Section 1.5  Record Date.........................................   1
Section 1.6  Action without a Meeting............................   2

ARTICLE II  DIRECTORS ...........................................   2

Section 2.1  Powers of Directors.................................   2
Section 2.2  Number, Election, and Term of Office................   2
Section 2.3  Vacancies...........................................   2
Section 2.4  Meetings of Directors...............................   2
Section 2.5  Action without a Meeting............................   3
Section 2.6  Telephone Participation in Meetings.................   3
Section 2.7  Removal.............................................   3

ARTICLE III  OFFICERS ...........................................   3

Section 3.1  Enumeration.........................................   3
Section 3.2  Chief Executive Officer or President................   3
Section 3.3  Vice President......................................   4
Section 3.4  Secretary...........................................   4
Section 3.5  Treasurer...........................................   4
Section 3.6  Other Officers and Assistant Officers...............   4
Section 3.7  Term and Compensation...............................   4

ARTICLE IV INDEMNIFICATION ......................................   5

Section 4.1  Directors and Officers..............................   5
Section 4.2  Payment of Expenses.................................   5

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                 TABLE OF CONTENTS (CONTINUED)

                                                                   PAGE
                                                                   ----
Section 4.3  Permissive Indemnification and Advancement
              of Expenses..........................................   5
Section 4.4  Basis of Rights; Other Rights.........................   5
Section 4.5  Determination of Indemnification......................   6
Section 4.6  Insurance.............................................   6
Section 4.7  Definition - Corporation..............................   6
Section 4.8  Definition - Authorized Representative................   6

ARTICLE V  SHARES OF CAPITAL STOCK ................................   7

Section 5.1  Issuance of Stock.....................................   7
Section 5.2  Stock Certificates....................................   7
Section 5.3  Transfer of Stock.....................................   7
Section 5.4  Lost, Stolen, Destroyed, or Mutilated Certificates....   7
Section 5.5  Regulations...........................................   7
Section 5.6  Holders of Record.....................................   7
Section 5.7  Restriction on Transfer...............................   8

ARTICLE VI  GENERAL PROVISIONS ....................................   8

Section 6.1  Corporate Seal........................................   8
Section 6.2  Fiscal Year...........................................   8
Section 6.3  Authorization.........................................   8
Section 6.4  Financial Reports.....................................   8
Section 6.5  Effect of By-Laws.....................................   8

ARTICLE VII  AMENDMENTS ...........................................   8

                      AMENDED AND RESTATED BY-LAWS

                                  OF

                      GAMETECH INTERNATIONAL, INC.


                        ------------------------

                               ARTICLE I

                        MEETINGS OF STOCKHOLDERS


         Section 1.1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or person calling the meeting.

         Section 1.2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors.

         Section 1.3. SPECIAL MEETINGS. Special meetings may be called at any time by the Chairman of the Board, the President or the Board of Directors.

         Section 1.4. NOTICE OF MEETINGS. A written notice stating the place, date and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

         Section 1.5. RECORD DATE. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date on which the Board of Directors so act and which shall not be more than sixty (60) nor less than (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourning meeting.

         Section 1.6. ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents thereto in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded.

         Section 1.7. NOTICE FOR NOMINATIONS AND PROPOSALS. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a committee thereof, or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 1.7 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 1.7 shall be provided for use at the annual meeting.

Nominations shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section 1.7. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, and (ii) the principal occupation or employment of such person; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the number of shares of Company stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section 1.7. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and

                                      2

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address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the number of shares of the Company stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

The Board of Directors may reject any nomination by a stockholder or stockholder proposal not timely made in accordance with the requirements of this Section 1.7. If the Board of Directors, or a designated committee thereof, determined that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 1.7 in any respect, the Secretary of the Company shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the defiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determined that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 1.7 in any respect, then the Board of Directors may reject such stockholder's nomination or proposal. The Secretary of the Company shall notify a stockholder in writing whether such stockholder's nomination or proposal has been made in accordance with the time and informational requirements of this
Section 1.7. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations or proposals by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of this Section 1.7. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of this
Section 1.7, the presiding office shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 1.7, the presiding shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.


                                 ARTICLE II

                                 DIRECTORS


         Section 2.1. POWERS OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-Laws directed to be exercised or performed by the stockholders.

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

         Section 2.2. NUMBER, ELECTION AND TERM OF OFFICE. The Board of Directors shall consist of not less than three (3) nor more than nine (9) members, as fixed from time to time by the Board of Directors. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire
Board of Directors. Class I directors shall shall serve for a term ending upon the annual meeting of stockholders held in 1998, Class II directors shall serve for a term ending upon the annual meeting of stockholders held in 1999 and Class III directors shall serve for a term ending upon the annual meeting of stockholders held in 2000. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in 1998, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of stockholders, it shall be held at any adjournment thereof or a special meeting.

         Section 2.3. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.

         Section 2.4. MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by one-half of the directors then in office (rounded up to the nearest whole number) by giving seven (7) days' notice to each director by letter, telegram, telephone or other oral message unless all directors consent in writing to lesser notice, in accordance with applicable law. Except as otherwise provided by these By-Laws, a majority of the total number of the directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.5. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 2.6. TELEPHONE PARTICIPATION IN MEETINGS. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of

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Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         Section 2.7. REMOVAL. Any director or the entire Board of Directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors.


                                   ARTICLE III

                                    OFFICERS

         Section 3.1. ENUMERATION. The officers of the Corporations shall be elected by the Board of Directors and shall consist of a Chief Executive Officer and/or President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

         Section 3.2. CHIEF EXECUTIVE OFFICER OR PRESIDENT. The Chief Executive Officer or President shall be the chief executive officer of the Corporation, and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the Chief Executive Officer or President shall preside at meetings of the Board of Directors and of the stockholders.

         Section 3.3. VICE-PRESIDENT. The Vice-President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the Chief Executive Officer or President during the absence or inability to act of the Chief Executive Officer or President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the Chief Executive Officer or President.

         Section 3.4. SECRETARY. The Secretary shall record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-Laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

         Section 3.5. TREASURER. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

         Section 3.6. OTHER OFFICERS AND ASSISTANT OFFICERS. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

         Section 3.7. TERM AND COMPENSATION. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.


                                  ARTICLE IV

                               INDEMNIFICATION

         Section 4.1. DIRECTORS AND OFFICERS. The Corporation shall indemnify, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, each director or officer of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Section 4.2. PAYMENT OF EXPENSES. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer in his capacity as a director or officer of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts in advance if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation because he has not met the standard or conduct set forth in the first sentence of Section 4.5 hereof.

         Section 4.3. PERMISSIVE INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Subject to the limitations as are set forth in Section 4.2 hereof, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section
4.3 in advance of the final disposition of such action, suit or proceeding.

         Section 4.4. BASIS OF RIGHTS; OTHER RIGHTS. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 4.5. DETERMINATION OF INDEMNIFICATION. Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, did not believe his conduct was unlawful. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reason to believe that such person's conduct was unlawful.

         Section 4.6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director's or officer's status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provision of this Article.

         Section 4.7. DEFINITION - CORPORATION. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, and constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 4.8. DEFINITION - AUTHORIZED REPRESENTATIVE. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committee member or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.


                                   ARTICLE V

                           SHARES OF CAPITAL STOCK

         Section 5.1. ISSUANCE OF STOCK. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

         Section 5.2. STOCK CERTIFICATES. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer or President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

         Section 5.3. TRANSFER OF STOCK. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

         Section 5.4. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

         Section 5.5. REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

         Section 5.6. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 5.7. RESTRICTION ON TRANSFER. A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed either by these By-Laws or by agreement among stockholders of the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         Section 6.1. CORPORATE SEAL. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

         Section 6.2. FISCAL YEAR. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

         Section 6.3. AUTHORIZATION. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 6.4. FINANCIAL REPORTS. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

         Section 6.5. EFFECT OF BY-LAWS. No provision in these By-Laws shall vest any property right in any stockholder.


                                 ARTICLE VII

                                 AMENDMENTS

         The authority to adopt, amend or repeal By-Laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend or repeal the By-Laws.


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